EXHIBIT 10.24

FIRST AMENDMENT TO FACTORING AGREEMENT

THIS FIRST AMENDMENT TO FACTORING AGREEMENT (this "Amendment") is entered into by and between ANCHOR FUNDING SERVICES, LLC, a North Carolina limited liability company ("Client"), BRAD BERNSTEIN, and MORRY F. RUBIN (collectively the "Guarantor?) and GREYSTONE COMMERCIAL SERVICES LP ("Greystone"),

WHEREAS, Client and Greystone entered into that certain Factoring Agreement dated November 30, 2009, as amended from time to time (collectively, the "Factoring Agreement"); and

WHEREAS, the Factoring Agreement, and all other documents evidencing, securing, governing, guaranteeing and/or pertaining to the Factoring Agreement (including, without limitation, the letter agreement dated March 18, 2010 executed by Seller and Greystone) are hereinafter referred to collectively as the "Factoring Documents"; and

WHEREAS, the parties hereto now desire to modify the Factoring Agreement as hereinafter provided;

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, and agreements contained herein, and for other valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
Definitions

Section 1.01 The terms used in this Amendment to the extent not otherwise defined herein shall have the same meanings as .in the Factoring Agreement.

ARTICLE II
Amendments

Section 2.01 Effective as of the date hereof, Paragraph 1(g) of the Factoring Agreement is hereby amended in its entirety to read as follows:

"(g) Discounts. The aggregate Discounts collected by Greystonc for all Eligible Accounts purchased hereunder shall be $15,000 per calendar month or a pro-rate portion thereof for any partial months (the "Monthly Discounts"). Greystone shall collect the Monthly Discounts from Seller at the end of each calendar month; provided however, the Monthly Discounts due for any calendar month shall be reduced (but not below $0.00) by the aggregate interest due Seller to Greystone during that month pursuant to paragraph 3(b) hereunder. Seller must obtain Greystone's prior written consent for any Account with an invoice issued on terms greater than "Net 30 days". As of the date hereof, the Accounts with respect to which Greystone has consented to invoices being issued on terms in excess of 30 days are identified on Exhibit A attached hereto."

Section 2.02 Effective as of the date hereof, the first sentence of Paragraph 3(b) of the Factoring Agreement is hereby amended in its entirety to read as follows:

"The daily outstanding balance of the Funds Employed shall bear interest as follows:

(a)
from February 10, 2011 through and including November 30, 2011, at a fluctuating rate per annum equal to the lesser of (i) an amount equal to the Prime Rate (as defined below), plus 8,00%) (the "Contract Rate"), or (ii) the Maximum Rate (as defined below), each change in the interest rate to become effective without notice to Seller on the effective date of the change in Prime Rate or the Maximum Rate, as the case may be; provided, however, in no event shall the Contract Rate be less 11.25%.

(b)
from December I, 2011 through the end of the Term, at a fluctuating rate per annum equal to the lesser of (i) an amount equal to the Prime Rate (as defined below), plus 9.00%) (the "Contract Rate"), or (ii) the Maximum Rate (as defined below), each change in the interest rate to become effective without notice to Seller on the effective date of the change in Prime Rate or the Maximum Rate, as the case may be; provided, however, in no event shall the Contract Rate be less 12,25%."

Section 2.03 Effective as of the date hereof, Paragraph 4 (a) of the Factoring. Agreement is hereby amended in its entirety to read as follows:

"Seller shall maintain a reserve balance (the "Reserve Balance") equal to at least the sum of the following (the "Minimum Reserve Balance"): (I) the greater of (I) ten percent (10%) of the Face Amount of the outstanding Eligible Accounts and (2) that portion of the Face Amount of such Eligible Accounts for which Greystone does not make an Advance hereunder, and (ii) 100% of the Face Amount of the outstanding Accounts which are not Eligible Client Accounts (other than Chargedback Accounts)."

First Amendment to Factoring Agreement

ARTICLE III
No Waiver

Section 3.01 Nothing contained herein shall he construed as a waiver by Greystone of any covenant or provision of the Factoring Agreement, the other Factoring Documents, this Amendment or any other contract or instrument between the Greystone and the Client or any Guarantor, and the failure of Greystone at any time or times hereafter to require strict performance by the Client or any Guarantor of any provision thereof shall not waive, affect or diminish any right of Greystone to thereafter demand strict compliance therewith. Greystone hereby reserves all rights granted under the Factoring Agreement, the other Factoring Documents, this Amendment, and any other contract or instrument between the Client and Greystone.

ARTICLE IV
Representations Warranties, Ratification and Reaffirmation

Section 4.01 Client hereby represents and warrants that: (i) the representations and warranties contained in the Factoring Agreement are true and correct on and as of the date hereof as though made on and as of the date hereof, (ii) no event has occurred and is continuing that constitutes an Event of Default or would constitute an Event of Default but for the requirement of notice or lapse of time or both, and (iii) there arc no claims or offsets against, or defenses or counterclaims to, the Factoring Documents, the indebtedness evidenced thereby or the liens securing same (including without limitation, any defenses or offsets resulting from or arising out of breach of contract or duty, the amount of interest charged, collected or received on the Factoring Documents heretofore, or breach of any commitments or promises of any type).

Section 4.02 The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Factoring Agreement, but except as expressly modified and superseded by this Amendment, the terms and provisions of the Factoring Agreement are ratified and confirmed and shall continue in full force and effect. Client hereby agreeing that the Factoring Agreement and the other Factoring Documents are and shall continue to be outstanding, validly existing and enforceable in accordance with their respective terms.

Section 4.03 Guarantors previously executed those two (2) certain guaranty agreements (the "Guaranty Agreements") each dated November 30, 2009, for the benefit of Greystone to guarantee the payment and performance by Client of certain indebtedness owing to Greystone described therein, including without limitation, the indebtedness owing under the Factoring Agreement. Guarantors, by executing this Amendment, hereby consent to this Amendment and agrees that, notwithstanding the execution of this Amendment, the Guaranty Agreements remain in full force and effect and the obligations thereunder remain valid and binding against Guarantors with respect to the Factoring Agreement (as amended hereby), and all other indebtedness guaranteed thereunder.

ARTICLE V
Miscellaneous

Section 5.01 Each of the Factoring Documents is hereby amended so that any reference in the Factoring Documents to the Factoring Agreement shall mean a reference to the Factoring Agreement as amended hereby.

Section 5.02 This Amendment may be executed simultaneously in one or more counterparts, each of shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopy shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telecopy also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect or this Amendment.

Section 5.03 The Agreement and this Amendment have been entered into in Dallas County, Texas and shall be performable for all purposes in Dallas County, Texas. THE AGREEMENT, AS AMENDED HEREBY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. Courts within the State of Texas shall have jurisdiction over any and all disputes arising under or pertaining to the Agreement, as amended hereby, and venue in any such dispute shall be the courts located in Dallas County, Texas.

Section 5,04 This Amendment shall not become effective until executed by GREYSTONE.

First Amendment to Factoring Agreement

Section 5.05 CLIENT AND GUARANTORS EACH HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE INDEBTEDNESS AND OBLIGATIONS NOW OR HEREAFTER OWING BY CLIENT AND GUARANORS TO GREYSTONE OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM GREYSTONE. CLIENT AND GUARANTORS EACH HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES GREYSTONE, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH CLIENT AND GUARANTORS MAY NOW OR HEREAFTER HAVE AGAINST GREYSTONE, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, INCLUDING WITHOUT LIMITATION, ANY SUCH CLAIMS ARISING FROM (A) ANY INTEREST, FEES, DISCOUNTS OR EXPENSE CHARGED TO OR COLLECTED FROM SELLER UNDER THE FACTORING AGREEMENT PRIOR TO THE DATE OF THIS AMENDMENT, OR (B) THE CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE FACTORING AGREEMENT OR OTHER FACTORING DOCUMENTS, AND THE NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

Section 5.6 THE FACTORING AGREEMENT AND THE OTHER FACTORING DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

EXECUTED effective as of February 10, 2011.

CLIENT:

ANCHOR FUNDING SERVICES, LLC

By:	/s/ Brad Bernstein
Name:	Brad Bernstein
Title:	President of Anchor Funding Services, LLC and President of Anchor Funding Services, Inc., the Sole Member of Anchor Funding Services, LLC

GARANTOR

/s/ Brad Bernstein
BRAD BERNSTEIN

/s/ Morry F. Rubin
MORRY F. RUBIN

GREYSTONE:

GREYSTONE COMMERCIAL SERVICES LP

By:	/s/ Jeff Kassing
Jeff Kassing, President

First Amendment to Factoring Agreement

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